UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 27, 2017

RACKWISE, INC.

(Name of registrant in its charter)

Nevada	000-54519	27-0997534
(State or other jurisdiction	(Commission File	(IRS Employer
of incorporation)	Number)	Identification No.)

3941 Park Dr, Suite 20-339

El Dorado Hills, CA 95762

(Address of principal executive offices)(Zip Code)

(916) 952-5174

 (Registrant's telephone number, including area code)

n/a

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events

On April 21, 2017, an ex parte application was made by persons purporting to represent Rackwise, Inc., a Nevada corporation (the “Company”), et al., against Guy Archbold with the Superior Court of the State of California in the County of El Dorado (the “Court”). The application sought to, among other things, temporarily restrain Mr. Archbold from acting on behalf of the Company and that Mr. Archbold show cause as to why a preliminary injunction should not be issued.

A hearing was held on April 27, 2017 and the Court ruled in favor of Mr. Archbold, and struck down plaintiff’s attempted ex parte temporary restraining order citing that, procedurally and for other reasons, there appears to be no likelihood of success on the merits of plaintiff’s claim.

Item 9.01.  Financial Statements and Exhibits

None.

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 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RACKWISE, INC.

DATE: May 10, 2017	By:	/s/ Guy Archbold
	Name: Title:	Guy Archbold Chief Executive Officer and President

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